Exhibit 99.1

Media Contact	Investor Contact
Lee Underwood	Steve Adams
Media Relations	Investor Relations
(706) 644-0528	(706) 641-6462

Synovus Announces Earnings for the Third Quarter 2018
Diluted Earnings per Share of $0.84 vs. $0.78 in 3Q17
Adjusted Diluted Earnings per Share of $0.95, up 46% vs. 3Q17

COLUMBUS, Ga., October 23, 2018 - Synovus Financial Corp. (NYSE: SNV) today reported financial results for the quarter ended September 30, 2018.

Third Quarter Highlights

•
Net income available to common shareholders was $99.3 million or $0.84 per diluted share as compared to $108.6 million or $0.91 per diluted share for the second quarter 2018 and $95.4 million or $0.78 per diluted share for the third quarter 2017.

•	Adjusted diluted earnings per share were $0.95 as compared to $0.92 for the second quarter 2018 and $0.65 for the third quarter 2017.

•	Return on average assets was 1.36% and adjusted return on average assets was 1.47%.

•	Return on average common equity was 13.95%, adjusted return on average common equity was 15.69%, and adjusted return on average tangible common equity was 16.08%.

•	Total loans ended the quarter at $25.58 billion, up $443.1 million or 7.0% annualized from the previous quarter and up $1.09 billion or 4.5% as compared to the third quarter 2017.

•	Total average deposits grew $119.2 million or 1.8% annualized from the previous quarter and $1.10 billion or 4.4% as compared to the third quarter 2017.

•	Net interest margin was 3.89%, up 3 basis points from the previous quarter and up 26 basis points from the third quarter 2017.

•
Efficiency ratio was 60.62%, compared to 56.78% in the second quarter 2018 and 50.62% in the prior-year quarter. Adjusted efficiency ratio was 55.55%, versus 56.41% in the previous quarter and 58.59% in the third quarter 2017.

•	Credit quality metrics remained favorable, with a non-performing asset ratio of 46 basis points, down 4 basis points from the previous quarter and down 11 basis points from the third quarter 2017.

•	The effective year-to-date tax rate through the third quarter 2018 was 19.8% compared to 34.6% in the prior-year quarter.

“Our team again delivered solid performance during the third quarter, achieving broad-based loan growth, margin expansion, and sustained positive operating leverage,” said Kessel Stelling, Synovus chairman and CEO. “We also celebrated the recent recognition of our company as one of American Banker’s Best Places to Work, driven by our people-centered culture. We expect a strong finish in 2018 as our investments in talent, capabilities, and specialized lines of business drive meaningful growth, and we look forward to welcoming Florida Community Bank customers and team members to Synovus early next year.”

Balance Sheet

•	Total loans ended the quarter at $25.58 billion, up $443.1 million or 7.0% annualized from the previous quarter and up $1.09 billion or 4.5% as compared to the third quarter 2017.

◦	Commercial and industrial loans grew by $227.8 million or 7.4% annualized from the previous quarter and $776.2 million or 6.6% as compared to the third quarter 2017.

◦	Consumer loans grew by $148.1 million or 9.4% annualized from the previous quarter and $827.6 million or 14.9% as compared to the third quarter 2017.

◦	Commercial real estate loans grew $68.2 million or 4.1% annualized from the previous quarter and declined $514.5 million or 7.1% as compared to the third quarter 2017.

•	Total average loans were $25.32 billion, up $376.3 million or 6.0% annualized from the previous quarter and up $822.7 million or 3.4% as compared to the third quarter 2017.

•	Total average deposits were $26.39 billion, up $119.2 million or 1.8% annualized from the previous quarter and up $1.10 billion or 4.4% as compared to the third quarter 2017.

◦	Excluding brokered deposits, average deposits increased $269.2 million or 4.4% annualized from the previous quarter.

Core Performance

•	Total revenues were $363.3 million, up $4.0 million from the previous quarter and down $34.7 million or 8.7% from the third quarter 2017.

◦	Adjusted total revenues were $363.0 million, up $3.6 million from the previous quarter and up $31.7 million or 9.6% from the third quarter 2017.

•	Net interest income was $291.6 million, up $7.0 million or 2.5% from the previous quarter and up 11.1% from the third quarter 2017.

•
Net interest margin was 3.89%, up 3 basis points from the previous quarter. Yield on earning assets was 4.58%, up 11 basis points from the previous quarter, and the effective cost of funds was 0.69%, up 8 basis points from the previous quarter.

•
Total non-interest income was $71.7 million, down $1.7 million from the previous quarter and down $63.7 million from the third quarter 2017, which included the $75 million Cabela’s transaction fee, partially offset by $8.0 million in investment securities losses.

◦	Adjusted non-interest income was $71.2 million, down $3.5 million or 4.7% from the previous quarter and up $2.8 million or 4.1% year-over-year.

•	Core banking fees[1] were $35.7 million, down $1.7 million or 4.7% from the previous quarter and flat from third quarter 2017.

•
Fiduciary and asset management fees, brokerage revenue, and insurance revenues were $23.9 million, down $825 thousand from the previous quarter and up $2.8 million or 13.0% from the prior-year quarter.

•	Mortgage banking income was $5.3 million, up 9.3% from the previous quarter and down 5.6% from the third quarter 2017.

•	Total non-interest expense was $220.3 million, up $16.2 million or 8.0% from the previous quarter and up 7.1% year-over-year.

◦	Adjusted non-interest expense was $201.6 million, a decline of $1.1 million from the previous quarter and an increase of $7.5 million or 3.9% from the third quarter 2017.

▪	Employment expense of $114.3 million increased 2.2% from the previous quarter and increased 4.3% from the third quarter 2017.

▪	Occupancy and equipment expense of $32.1 million declined 1.7% from the previous quarter and increased 5.0% from the prior-year quarter.

▪	Adjusted other expenses of $55.2 million decreased $3.0 million or 5.1% from the previous quarter and increased 2.5% from the third quarter 2017.

•	Efficiency ratio was 60.62%, compared to 56.78% in the second quarter 2018 and 50.62% in the prior-year quarter.

◦	Adjusted efficiency ratio was 55.55%, versus 56.41% in the previous quarter and 58.59% in the third quarter 2017.

Credit Quality

•
Non-performing loans were $108.4 million at September 30, 2018, down $8.9 million or 7.6% from June 30, 2018, and up $10.6 million or 10.8% from September 30, 2017. The non-performing loan ratio was 0.42% at September 30, 2018, compared to 0.47% at June 30, 2018, and 0.40% at September 30, 2017.

•
Total non-performing assets were $117.0 million at September 30, 2018, down $9.4 million or 7.4% from June 30, 2018, and down $21.6 million or 15.6% from September 30, 2017. The non-performing asset ratio was 0.46% at September 30, 2018, as compared to 0.50% at June 30, 2018, and 0.57% at September 30, 2017.

•
Net charge-offs were $15.3 million in the third quarter 2018, down $2.5 million from the previous quarter and down $23.2 million from $38.1 million in the third quarter 2017. The annualized net charge-off ratio was 0.24% in the third quarter as compared to 0.29% in the previous quarter.

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1 Core banking fees include service charges on deposit accounts, card fees, letter of credit fees, ATM fee income, line of credit non-usage fees, gains from sales of government guaranteed loans, and miscellaneous other service charges.

•
Total delinquencies (consisting of loans 30 or more days past due and still accruing) remained low at 0.31% of total loans at September 30, 2018, up from 0.22% in the previous quarter and down 4 basis points from September 30, 2017.

Capital Ratios

•	Ratios reflect repurchase of $58 million in common stock during the third quarter.

◦	We anticipate that the full share repurchase authorization of $150 million will be completed by October 26, 2018.

•	On August 1, 2018, Synovus redeemed all of its outstanding Series C Preferred Stock.

•	Common Equity Tier 1 ratio was 9.92% at September 30, 2018, compared to 10.06% at September 30, 2017.

•	Tier 1 Capital ratio was 10.59% at September 30, 2018, compared to 10.43% at September 30, 2017.

•	Total Risk Based Capital ratio was 12.37% at September 30, 2018, compared to 12.30% at September 30, 2017.

•	Tier 1 Leverage ratio was 9.58% at September 30, 2018, compared to 9.34% at September 30, 2017.

•	Tangible Common Equity ratio was 8.68% at September 30, 2018, compared to 8.88% at September 30, 2017.

Third Quarter Earnings Conference Call
Synovus will host an earnings highlights conference call at 8:30 a.m. EDT on October 23, 2018. The earnings call will be accompanied by a slide presentation. Shareholders and other interested parties may listen to this conference call via simultaneous Internet broadcast. For a link to the webcast, go to investor.synovus.com/event. The replay will be archived for 12 months and will be available 30-45 minutes after the call.

Synovus Financial Corp. is a financial services company based in Columbus, Georgia, with approximately $32 billion in assets. Synovus provides commercial and retail banking, investment, and mortgage services through 249 branches in Georgia, Alabama, South Carolina, Florida, and Tennessee. Synovus Bank, a wholly owned subsidiary of Synovus, was named one of American Banker’s “Best Banks to Work For” in 2018 and has been recognized as one of the country’s 10 “Most Reputable Banks” by American Banker and the Reputation Institute for four consecutive years. Synovus is on the web at synovus.com, and on Twitter, Facebook, LinkedIn, and Instagram.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, our expectations regarding deposits, loan growth and the net interest margin; expectations on our growth strategy, strategic transactions, expense initiatives, capital management and future profitability; expectations on credit trends and key credit metrics; and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2017, under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Non-GAAP Financial Measures

The measures entitled adjusted non-interest income; adjusted non-interest expense; adjusted other expenses; adjusted total revenues; adjusted efficiency ratio; adjusted earnings per diluted share; adjusted return on average assets; adjusted return on average common equity; adjusted return on average tangible common equity; tangible common equity ratio; and common equity Tier 1 (CET1) ratio (fully phased-in) are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. The most comparable GAAP measures to these measures are total non-interest income; total non-interest expense; other expenses; total revenues; efficiency ratio; earnings per diluted common share; return on average assets; return on average common equity; the ratio of total shareholders' equity to total assets; and the CET1 ratio, respectively.

Management believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management and investors in evaluating Synovus’ operating results, financial strength, the performance of its business, and the strength of its capital position. However, these non-GAAP financial measures have inherent limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of operating results or capital position as reported under GAAP. The non-GAAP financial measures should be considered as additional views of the way our financial measures are affected by significant items and other factors, and since they are not required to be uniformly applied, they may not be comparable to other similarly titled measures at other companies. Adjusted total revenues and adjusted non-interest income are measures used by management to evaluate total revenues and non-interest income exclusive of net investment securities gains (losses), changes in the fair value of private equity investments, net, and the Cabela’s Transaction Fee. Adjusted non-interest expense, adjusted other expenses, and the adjusted efficiency ratio are measures utilized by management to measure the success of expense management initiatives focused on reducing recurring controllable operating costs. Adjusted earnings per diluted share, adjusted return on average assets, and adjusted return on average common equity are measures used by management to evaluate operating results exclusive of items that are not indicative of ongoing operations and impact period-to-period comparisons. The adjusted return on average tangible common equity is a measure used by management to compare Synovus' performance with other financial institutions because it calculates the return available to common shareholders without the impact of intangible assets and their related amortization, thereby allowing management to evaluate the performance of the business consistently. The tangible common equity ratio and common equity Tier 1 (CET1) ratio (fully phased-in) are used by management and bank regulators to assess the strength of our capital position. The computations of these measures are set forth in the tables below.

Reconciliation of Non-GAAP Financial Measures
(dollars in thousands)	3Q18	2Q18	3Q17
Adjusted non-interest income
Total non-interest income	$71,668	$73,387	$135,435
Add: Investment securities losses, net	—	1,296	7,956
Subtract/add: (Increase) decrease in fair value of private equity investments, net	(434)	37	27
Subtract: Cabela's Transaction Fee	—	—	(75,000)
Adjusted non-interest income	$71,234	$74,720	$68,418

Adjusted non-interest expense and adjusted other expenses
Total non-interest expense	$220,297	$204,057	$205,646
Add/subtract: Litigation settlement/contingency expense	—	1,400	(401)
Subtract: Discounts to fair value for completed or planned ORE accelerated dispositions	—	—	(7,082)
Subtract: Asset impairment charges related to accelerated disposition of corporate real estate and other properties	—	—	(1,168)
Subtract: Earnout liability adjustments	(11,652)	—	(2,059)
Subtract: Restructuring charges, net	(21)	(103)	(519)
Subtract: Amortization of intangibles	(292)	(292)	(292)
Subtract: Merger-related expense	(6,684)	—	(23)
Subtract: Valuation adjustment to Visa derivative	—	(2,328)	—
Adjusted non-interest expense	$201,648	$202,734	$194,102
Subtract: Salaries and other personnel expense	(114,341)	(111,863)	(109,675)
Subtract: Net occupancy and equipment expense	(32,088)	(32,654)	(30,573)
Adjusted other expenses	$55,219	$58,217	$53,854

Adjusted total revenues and adjusted efficiency ratio
Adjusted non-interest expense	$201,648	$202,734	$194,102

Net interest income	291,619	284,577	262,572
Add: Tax equivalent adjustment	136	120	283
Add: Total non-interest income	71,668	73,387	135,435
Add: Investment securities losses, net	—	1,296	7,956
Total FTE revenues	$363,423	$359,380	$406,246
Subtract/add: (Increase) decrease in fair value or private equity investments, net	(434)	37	27
Subtract: Cabela's Transaction Fee	—	—	(75,000)
Adjusted total revenues	$362,989	$359,417	$331,273
Efficiency ratio	60.62%	56.78%	50.62%
Adjusted efficiency ratio	55.55%	56.41%	58.59%

Reconciliation of Non-GAAP Financial Measures, continued
(in thousands, except per share data)	3Q18	2Q18	3Q17

Adjusted earnings per diluted share
Net income available to common shareholders	$99,330	$108,622	$95,448
Subtract: Income tax benefit related to effects of State Tax Reform	—	(608)	—
Add: Earnout liability adjustments	11,652	—	2,059
Subtract: Income taxes	(9,865)	—	—
Add: Preferred stock redemption	4,020	—	—
Add: Merger-related expense	6,684	—	23
Subtract/add: Litigation settlement/contingency expense	—	(1,400)	401
Add: Provision expense on loans transferred to held-for-sale	—	—	27,710
Add: Discounts to fair value for completed or planned ORE accelerated dispositions	—	—	7,082
Add: Asset impairment charges related to accelerated disposition of corporate real estate and other properties	—	—	1,168
Add: Restructuring charges, net	21	103	519
Add: Amortization of intangibles	292	292	292
Add: Valuation adjustment to Visa derivative	—	2,328	—
Add: Investment securities losses, net	—	1,296	7,956
Subtract/add: (Increase) decrease in fair value of private equity investments, net	(434)	37	27
Subtract: Cabela's Transaction Fee	—	—	(75,000)
Add/subtract: Tax effect of adjustments	27	(624)	11,034
Adjusted net income available to common shareholders	$111,727	$110,046	$78,719
Weighted average common shares outstanding, diluted	118,095	119,139	121,814
Adjusted earnings per common share, diluted	$0.95	$0.92	$0.65

Reconciliation of Non-GAAP Financial Measures, continued
(dollars in thousands)	3Q18	2Q18	3Q17
Adjusted return on average assets
Net income	$109,059	$111,181	$98,007
Subtract: Income tax benefit related to effects of State Tax Reform	—	(608)	—
Add: Earnout liability adjustments	11,652	—	2,059
Subtract: Income taxes	(9,865)	—	—
Add: Merger-related expense	6,684	—	23
Subtract/add: Litigation settlement/contingency expense	—	(1,400)	401
Add: Provision expense on loans transferred to held-for-sale	—	—	27,710
Add: Discounts to fair value for completed or planned ORE accelerated dispositions	—	—	7,082
Add: Asset impairment charges related to accelerated disposition of corporate real estate and other properties	—	—	1,168
Add: Restructuring charges, net	21	103	519
Add: Amortization of intangibles	292	292	292
Add: Valuation adjustment to Visa derivative	—	2,328	—
Add: Investment securities losses, net	—	1,296	7,956
Subtract/add: (Increase) decrease in fair value of private equity investments, net	(434)	37	27
Subtract: Cabela's Transaction Fee	—	—	(75,000)
Add/subtract: Tax effect of adjustments	27	(624)	11,034
Adjusted net income	$117,436	$112,605	$81,278

Adjusted net income annualized	$465,915	$451,657	$322,462
Total average assets	$31,725,604	$31,502,758	$30,678,388
Adjusted return on average assets	1.47%	1.43%	1.05%

Reconciliation of Non-GAAP Financial Measures, continued
(dollars in thousands)	3Q18	2Q18	3Q17
Adjusted return on average common equity and adjusted return on average tangible common equity
Net income available to common shareholders	$99,330	$108,622	$95,448
Subtract: Income tax benefit related to effects of State Tax Reform	—	(608)	—
Add: Earnout liability adjustments	11,652	—	2,059
Subtract: Income taxes	(9,865)	—	—
Add: Preferred stock redemption	4,020	—	—
Add: Merger-related expense	6,684	—	23
Subtract/add: Litigation settlement/contingency expense	—	(1,400)	401
Add: Provision expense on loans transferred to held-for-sale	—	—	27,710
Add: Discounts to fair value for completed or planned ORE accelerated dispositions	—	—	7,082
Add: Asset impairment charges related to accelerated disposition of corporate real estate and other properties	—	—	1,168
Add: Restructuring charges, net	21	103	519
Add: Amortization of intangibles	292	292	292
Add: Valuation adjustment to Visa derivative	—	2,328	—
Add: Investment securities losses, net	—	1,296	7,956
Subtract/add: (Increase) decrease in fair value of private equity investments, net	(434)	37	27
Subtract: Cabela's Transaction Fee	—	—	(75,000)
Add/subtract: Tax effect of adjustments	27	(624)	11,034
Adjusted net income available to common shareholders	$111,727	$110,046	$78,719

Adjusted net income annualized	$443,265	$441,393	$312,309

Total average shareholders' equity less preferred stock	$2,824,707	$2,831,368	$2,859,491
Subtract: Goodwill	(57,315)	(57,315)	(57,167)
Subtract: Other intangible assets, net	(10,265)	(10,555)	(11,648)
Total average tangible shareholders' equity less preferred stock	$2,757,127	$2,763,498	$2,790,676
Adjusted return on average common equity	15.69%	15.59%	10.92%
Adjusted return on average tangible common equity	16.08%	15.97%	11.19%

Reconciliation of Non-GAAP Financial Measures, continued
(dollars in thousands)	3Q18	2Q18	3Q17

Tangible common equity ratio
Total assets	$32,075,120	$31,740,305	$31,642,123
Subtract: Goodwill	(57,315)	(57,315)	(57,315)
Subtract: Other intangible assets, net	(10,166)	(10,458)	(11,548)
Tangible assets	$32,007,639	$31,672,532	$31,573,260
Total shareholders' equity	$3,040,073	$3,167,694	$2,997,078
Subtract: Goodwill	(57,315)	(57,315)	(57,315)
Subtract: Other intangible assets, net	(10,166)	(10,458)	(11,548)
Subtract: Preferred Stock	(195,138)	(321,118)	(125,980)
Tangible common equity	$2,777,454	$2,778,803	$2,802,235
Total shareholders' equity to total assets ratio	9.48%	9.98%	9.47%
Tangible common equity ratio	8.68%	8.77%	8.88%

Common equity Tier 1 (CET1) ratio (fully phased-in)
Common equity Tier 1 (CET1)	$2,846,417
Subtract: Adjustment related to capital components	(2,785)
CET1 (fully phased-in)	$2,843,632
Total risk-weighted assets	$28,701,637
Total risk-weighted assets (fully phased-in)	$28,808,199
Common equity Tier 1 (CET1) ratio	9.92%
Common equity Tier 1 (CET1) ratio (fully phased-in)	9.87%